Exhibit 10.2

BMW MANUFACTURING L.P.,
as Grantor and UTI Beneficiary,
and
BNY MELLON TRUST OF DELAWARE,
formerly known as The Bank of New York (Delaware),
as Vehicle Trustee

FORM OF 2023-2 VEHICLE TRUST SUPPLEMENT Dated as of October 11, 2023

TABLE OF CONTENTS
Page

ARTICLE I -	DEFINITIONS	1
1.1	Definitions	1
1.2	Interpretive Provisions	5
ARTICLE II -	CREATION OF THE 2023-2 SUBI	6
2.1	Creation of 2023-2 SUBI Assets and the 2023-2 SUBI	6
2.2	Transfer of 2023-2 SUBI Interests	7
2.3	Issuance and Form of 2023-2 SUBI Certificate	7
2.4	Actions and Filings	8
2.5	Termination of the 2023-2 SUBI	8
2.6	Representations and Warranties of Vehicle Trustee	9
2.7	Duties and Powers of Vehicle Trustee	9
ARTICLE III -	2023-2 SUBI ACCOUNTS	10
3.1	2023-2 SUBI Collection Account	10
3.2	Reserve Fund	10
ARTICLE IV -	2023-2 SUBI PLEDGE	10
4.1	Registration of 2023-2 SUBI Pledge	10
ARTICLE V -	MISCELLANEOUS PROVISIONS	11
5.1	Amendment	11
5.2	Governing Law	12
5.3	Notices	12
5.4	Severability of Provisions	12
5.5	Effect of Supplement on Vehicle Trust Agreement	12
5.6	No Petition	13
5.7	Prohibited Directions	13
5.8	Trust Termination	14
5.9	Third-Party Beneficiaries	14
5.10	Communications with Rating Agencies	14
5.11	Waiver of Jury Trial	14
5.12	Electronic Signatures	14

i

EXHIBITS

Exhibit A ‑ Schedule of 2023-2 Leases and 2023-2 Vehicles	A‑1
Exhibit B ‑ Form of 2023-2 SUBI Certificate	B‑1

ii

This 2023-2 Vehicle Trust Supplement, dated as of October 11, 2023, is between BMW Manufacturing L.P., an Indiana limited partnership, as grantor and initial beneficiary (in such capacities, the “Grantor” and the “UTI Beneficiary”, respectively) and BNY Mellon Trust of Delaware, formerly known as The Bank of New York (Delaware), a Delaware banking association, as trustee (in such capacity, the “Vehicle Trustee”).
RECITALS
WHEREAS, pursuant to that certain trust agreement, dated as of August 30, 1995, as amended and restated as of September 27, 1996, as further amended as of May 25, 2000 and December 1, 2006 (the “Vehicle Trust Agreement”), among the parties hereto, Financial Services Vehicle Trust, a Delaware statutory trust (the “Vehicle Trust”), will take assignments and conveyances of and hold in trust various Trust Assets (as such term is defined in the Vehicle Trust Agreement);
WHEREAS, BMW Financial Services NA, LLC, a Delaware limited liability company (“BMW FS”), as servicer (in such capacity, the “Servicer”), BMW Manufacturing L.P., as UTI Beneficiary, and the Vehicle Trust have entered into that certain servicing agreement, dated as of August 30, 1995 (the “Basic Servicing Agreement”), which provides for, among other things, the servicing of the Trust Assets by the Servicer;
WHEREAS, pursuant to the Vehicle Trust Agreement, from time to time the Vehicle Trustee, on behalf of the Vehicle Trust and at the direction of the UTI Beneficiary, will cause the Servicer pursuant to the Servicing Supplement to identify, allocate and segregate on the books and records of the Vehicle Trust certain Trust Assets and create and issue one or more special units of beneficial interest (each, a “SUBI”), the beneficiaries of which generally will be entitled to the net cash flows arising from such Trust Assets;
WHEREAS, the parties hereto desire to supplement the Vehicle Trust Agreement (as so supplemented by this Supplement, the “SUBI Trust Agreement”) to create one SUBI (the “2023-2 SUBI”);
WHEREAS, the parties hereto desire to identify and allocate to the 2023-2 SUBI a separate portfolio of Trust Assets consisting of leases (the “2023-2 Leases”), the vehicles which are leased under the 2023-2 Leases (the “2023-2 Vehicles”) and certain other related assets; and
WHEREAS, the parties hereto also desire to issue one certificate evidencing a beneficial interest in the 2023-2 SUBI (the “2023-2 SUBI Certificate”).
NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I - DEFINITIONS
1.1            Definitions.  Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Vehicle Trust Agreement, the Servicing Agreement or

the Indenture, as the case may be.  Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the following meanings:
“2023-2 Leases” has the meaning set forth in Section 2.1(a).
“2023-2 SUBI” has the meaning set forth in the Recitals.
“2023-2 SUBI Account” means the 2023-2 SUBI Collection Account and any other segregated account established with respect to the 2023-2 SUBI.
“2023-2 SUBI Assets” has the meaning set forth in Section 2.1(a).
“2023-2 SUBI Certificate” has the meaning set forth in the Recitals.
“2023-2 SUBI Collection Account” means the segregated account established pursuant to Section 8.02(c) of the Indenture.
“2023-2 SUBI Portfolio” means the portfolio of assets of the 2023-2 SUBI, including the 2023-2 Leases and 2023-2 Vehicles.
“2023-2 Vehicles” has the meaning set forth in Section 2.1(a).
“ALG Residual Value” means the residual value of the vehicle set forth as the ALG Residual Value in the lease schedule attached as Exhibit A hereto, which shall be the lesser of (i) the ALG residual values of the 2023-2 Vehicles at the scheduled termination of the related 2023-2 Leases at the time the related 2023-2 Lease was signed and (ii) the ALG residual values of the 2023-2 Vehicles at the scheduled termination of the related 2023-2 Leases provided by ALG in July/August 2023.
“Back-up Security Agreement” means that certain back-up security agreement, dated as of October 11, 2023, among the Vehicle Trust, the UTI Beneficiary, the Transferor, the Issuer and the Indenture Trustee, as amended or supplemented from time to time.
“Bank” means BNY Mellon Trust of Delaware, formerly known as The Bank of New York (Delaware).
“Basic Documents” means the Vehicle Trust Agreement, the Basic Servicing Agreement, this Supplement, the Servicing Supplement, the SUBI Certificate Transfer Agreement, the Trust Agreement, the Indenture, the Asset Representations Review Agreement, the Issuer SUBI Certificate Transfer Agreement, the Control Agreement, the Back-up Security Agreement, the Issuer Administration Agreement, the Underwriting Agreement, the 2023-2 SUBI Certificate and the Securities, as the same may be amended, supplemented or modified from time to time (but in each case only to the extent that any such amendment, supplement or modification relates to the 2023-2 SUBI or the 2023-2 SUBI Assets).
“Basic Servicing Agreement” has the meaning set forth in the Recitals.
“Center” has the meaning set forth in the Servicing Supplement.

“Certificate Distribution Account” has the meaning set forth in the Trust Agreement.
“Certificateholder” means, as of any date, the Person in whose name the Trust Certificate is registered.
“Closing Date” means October 11, 2023.
“Contract Residual Value” means the residual value of a 2023-2 Vehicle set forth in the related 2023-2 Lease.
“Control Agreement” has the meaning set forth in the Trust Agreement.
“Cutoff Date” means the close of business on August 31, 2023.
“Deposit Date” means, with respect to a Collection Period, the Business Day preceding the related Payment Date.
“Eligible Lease” means a Lease that has been validly assigned to the Vehicle Trust by a Center as of the Closing Date and for which the related Vehicle is one which the Vehicle Trust or the Vehicle Trustee on behalf of the Vehicle Trust shall have good and marketable title as of the Closing Date.
“Fitch” means Fitch Ratings, Inc.
“Holder” means the holder from time to time of a SUBI Certificate.
“Indenture” means that certain indenture, dated as of October 11, 2023, between the Indenture Trustee and the Issuer, as amended or supplemented from time to time.
“Indenture Trustee” means U.S. Bank Trust Company, National Association, a national banking association, in its capacity as trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.
“Issuer” means the BMW Vehicle Lease Trust 2023-2, a Delaware statutory trust.
“Issuer SUBI Certificate Transfer Agreement” means that certain issuer SUBI certificate transfer agreement, dated as of October 11, 2023, between the Transferor and the Issuer, as amended or supplemented from time to time.
“Maturity Date” has the meaning set forth in the Servicing Supplement.
“Note” has the meaning set forth in the Indenture.
“Note Distribution Account” has the meaning set forth in the Indenture.
“Other SUBI” means any SUBI other than the 2023-2 SUBI.
“Other SUBI Portfolio” means any SUBI Portfolio other than the 2023-2 SUBI Portfolio.

“Outstanding Amount” has the meaning set forth in the Indenture.
“Owner Trustee” means Wilmington Trust, National Association, a national banking association, as trustee of the Issuer, or any successor thereto in such capacity.
“Payment Date” means the 25th day of each month or if not a Business Day, the next succeeding Business Day, commencing on November 27, 2023.
“Payment Date Certificate” has the meaning set forth in the Indenture.
“Payment Date Advance Reimbursement” has the meaning set forth in the Servicing Supplement.
“Permitted Investments” has the meaning set forth in the Indenture.
“Rating Agency” means, with respect to the 2023-2 SUBI, each of S&P and Fitch.
“Registered Pledgee” means, with respect to the 2023-2 SUBI Certificate, the Person listed in the registration books maintained by the Vehicle Trustee as the registered pledgee of the 2023-2 SUBI Certificate.
“Related Beneficiary” means BMW Auto Leasing LLC, and any successor thereto.
“Reserve Fund” has the meaning set forth in the Trust Agreement.
“Sales Proceeds” has the meaning set forth in the Servicing Supplement.
“Securities” means the Notes and the Trust Certificates.
“Securitization Value” has the meaning set forth in the Servicing Supplement.
“Securityholder” means a registered holder of a Note or a Trust Certificate.
“Servicing Agreement” means the Basic Servicing Agreement as supplemented by the Servicing Supplement, as amended or supplemented from time to time.
“Series Vehicle Trustee” has the meaning set forth in Section 2.1(d).
“Servicing Fee” has the meaning set forth in the Servicing Supplement.
“Servicing Supplement” means that certain 2023-2 servicing supplement to the Basic Servicing Agreement, dated as of October 11, 2023, among the parties to the Basic Servicing Agreement.
“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq, as the same may be amended from time to time.
“SUBI” has the meaning set forth in the Recitals.

“SUBI Certificate Transfer Agreement” means that certain SUBI certificate transfer agreement, dated as of October 11, 2023, between BMW Manufacturing L.P. and the Transferor, as amended or supplemented from time to time.
“SUBI Collections” has the meaning set forth in the Indenture.
“SUBI Trust Agreement” has the meaning set forth in the Recitals.
“Supplement” means this 2023-2 vehicle trust supplement to the Vehicle Trust Agreement, as amended or supplemented from time to time.
“S&P” means S&P Global Ratings.
“Transferor” means BMW Auto Leasing LLC, a Delaware limited liability company, and its successors.
“Trust Agreement” means that certain trust agreement, as amended and restated as of October 11, 2023, between the Owner Trustee and the Transferor.
“Trust Certificate” has the meaning set forth in the Trust Agreement.
“Trust Certificateholder” has the meaning set forth in the Trust Agreement.
“Trust Estate” has the meaning set forth in the Indenture.
“Underwriting Agreement” means that certain agreement dated as of October 3, 2023, among the Transferor, BMW FS and SG Americas Securities, LLC, as representative of the several underwriters named therein.
“UTI Beneficiary” has the meaning set forth in the Recitals.
“Vehicle Trust” has the meaning set forth in the Recitals.
“Vehicle Trust Agreement” has the meaning set forth in the Recitals.
“Vehicle Trustee” has the meaning set forth in the Recitals.
1.2            Interpretive Provisions.  For all purposes of this Supplement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular, (ii) references to this Supplement include all Exhibits hereto, (iii) references to words such as “herein”, “hereof” and the like shall refer to this Supplement as a whole and not to any particular part, Article or Section herein, (iv) references to an Article or Section such as “Article Two” or “Section 2.1” shall refer to the applicable Article or Section of this Supplement, (v) the term “include” and all variations thereof shall mean “include without limitation,” and (vi) the term “proceeds” shall have the meaning ascribed to such term in the UCC.

ARTICLE II - CREATION OF THE 2023-2 SUBI
2.1            Creation of 2023-2 SUBI Assets and the 2023-2 SUBI.
(a)            Pursuant to Section 5.2(a) of the Vehicle Trust Agreement, the UTI Beneficiary hereby directs the Vehicle Trustee to cause the Servicer pursuant to the Servicing Supplement to identify, allocate and segregate or to cause to be identified, allocated and segregated to the 2023-2 SUBI on the books and records of the Vehicle Trust a separate portfolio of Trust Assets consisting of Eligible Leases meeting the requirements set forth in Section 2.15 of the Servicing Supplement, the related Leased Vehicles and other associated Trust Assets owned by the Vehicle Trust and not allocated to any SUBI or reserved for allocation to any Other SUBI (or acquired by the Vehicle Trust but not yet allocated to, or reserved for allocation to any specific portfolio).  Such Trust Assets (the “2023-2 SUBI Assets”) shall be accounted for and held in trust independently from all other Trust Assets within the Vehicle Trust.  Based upon their identification and allocation by the Servicer pursuant to the Servicing Supplement, the Vehicle Trustee hereby identifies and allocates as 2023-2 SUBI Assets the Leases more particularly described on Exhibit A hereto (the “2023-2 Leases”), the Leased Vehicles more particularly described on Exhibit A hereto (the “2023-2 Vehicles”) and the related Trust Assets described above, each such 2023-2 SUBI Asset to be identified on the books and accounts of the Vehicle Trust as being allocated to the 2023-2 SUBI and to be held for the benefit of the Holder of the 2023-2 SUBI Certificate.
(b)            [Reserved].
(c)            Pursuant to Section 5.2(a) of the Vehicle Trust Agreement, the Vehicle Trustee hereby creates one separate portfolio of SUBI Assets which shall be known as the “2023-2 SUBI”.  The 2023-2 SUBI shall represent a special unit of beneficial interest solely in the 2023-2 SUBI Assets.  Exhibit A shall set forth as to each 2023-2 Lease or 2023-2 Vehicle, as the case may be, the (i) vehicle identification number, (ii) date of origination, (iii) ALG Residual Value, (iv) Contract Residual Value, (v) Securitization Value as of the Cutoff Date, (vi) Monthly Payment and (vii) number of months remaining from the Cutoff Date to the month in which the Maturity Date occurs.
(d)            The Vehicle Trustee accepts the appointment pursuant to Section 7.6(d) of the Vehicle Trust Agreement and Section 3806(b)(2) of the Statutory Trust Act and agrees to act as a trustee (the “Series Vehicle Trustee”) of the 2023-2 SUBI Assets for the benefit of the UTI Beneficiary and the Issuer under the trust created by this Supplement as a separate beneficial owner of the 2023-2 SUBI, subject to the terms and conditions of the Vehicle Trust Agreement and this Supplement.  The Vehicle Trustee shall be treated and shall have the same rights and obligations in respect of the 2023-2 SUBI Assets as does the Vehicle Trustee under the Vehicle Trust Agreement in respect of the Trust Assets.  In furtherance thereof, the provisions of Sections 6.2, 6.3, 6.4, 6.5, 6.6, 7.3, 7.4, 7.5, 7.6 and 7.8 of the Vehicle Trust Agreement are hereby incorporated herein by reference thereto; provided, however, that all references to the Beneficiary shall be deemed to reference the UTI Beneficiary, except that all references to the Beneficiary in Section 6.4(b) and Section 6.4(c) shall be deemed to reference the Registered Pledgee, all references to Trust Assets shall be deemed to reference the 2023-2 SUBI Assets and all references to the Vehicle Trust shall, for the avoidance of doubt, be deemed to refer to the

Vehicle Trust with respect to the 2023-2 SUBI; and provided, further, that such provisions of the Vehicle Trust Agreement shall be construed by the parties hereto in a manner that gives effect to the intent thereof within the context of the related applicable provisions hereof.  Notwithstanding anything to the contrary contained herein or in the Vehicle Trust Agreement, including without limitation, Sections 6.5, 7.8 and 8.1 of the Vehicle Trust Agreement, the fees, expenses, and indemnification owed to the Vehicle Trustee pursuant to the Vehicle Trust Agreement shall be paid by the Servicer and no recourse may be had to the 2023-2 SUBI Assets for any such amounts.
(e)            The Vehicle Trust is hereby authorized to enter into and perform its obligations under the Basic Documents to which it is a party and the Vehicle Trustee is hereby authorized to execute and deliver such Basic Documents on behalf of the Vehicle Trust.
(f)            The foregoing complies with Section 5.2 of the Vehicle Trust Agreement.
2.2            Transfer of 2023-2 SUBI Interests.  Interests in the 2023-2 SUBI may not be transferred or assigned by the UTI Beneficiary, and any such purported transfer or assignment shall be deemed null, void and of no effect; provided, however, that the 2023-2 SUBI Certificate and the interests in the 2023-2 SUBI represented thereby may be (i) sold to the Transferor pursuant to the SUBI Certificate Transfer Agreement, (ii) sold, transferred and assigned by the Transferor absolutely, or a security interest therein granted, to the Issuer and (iii) pledged by the Issuer to the Indenture Trustee.  Each such transfer shall be registrable upon surrender of the 2023-2 SUBI Certificate to be transferred for registration of the transfer at the corporate trust office of the Vehicle Trustee or of any successor Vehicle Trustee, accompanied by a written instrument of transfer in form satisfactory to the Vehicle Trustee or such successor duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon a new 2023-2 SUBI Certificate of a like aggregate fractional undivided interest will be issued to the designated permitted transferee.
2.3            Issuance and Form of 2023-2 SUBI Certificate.
The 2023-2 SUBI shall be represented by the 2023-2 SUBI Certificate which shall represent a beneficial interest in the 2023-2 SUBI and the 2023-2 SUBI Assets, as further set forth herein.  The 2023-2 SUBI Certificate shall be substantially in the form of Exhibit B attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required by this Supplement and may have such letters, numbers or other marks of identification and such legends and endorsements placed thereon as may, consistent herewith and with the Vehicle Trust Agreement, be directed by the UTI Beneficiary.  Any portion of the 2023-2 SUBI Certificate may be set forth on the reverse thereof, in which case the following reference to the portion of the text on the reverse shall be inserted on the face thereof, in relative proximity to and prior to the signature of the Vehicle Trustee executing such 2023-2 SUBI Certificate:
Reference is hereby made to the further provisions of this certificate set forth on the reverse hereof, which provisions shall for all purposes have the same effect as if set forth at this place.

The 2023-2 SUBI Certificate shall be printed, typewritten, photocopied or may be produced in any other manner as may, consistent herewith and with the Vehicle Trust Agreement, be determined by the UTI Beneficiary.  The 2023-2 SUBI Certificate and the interest in the 2023-2 SUBI evidenced thereby shall constitute a “security” within the meaning of Section 8‑102(a)(15) of the UCC and a “certificated security” within the meaning of Section 8‑102(a)(4) of the UCC.
On the Closing Date, pursuant to Section 4.1 hereof, the Indenture Trustee shall, and thereafter for so long as the lien of the Indenture is in place, be registered as the Registered Pledgee of the 2023-2 SUBI Certificate held by the Issuer and pledged as part of the Trust Estate to secure the Issuer’s obligations under the Indenture.  Notwithstanding the foregoing, the Issuer shall be entitled to exercise any and all rights or powers of a Holder hereunder, in the absence of an Indenture Default (as defined in the Indenture) under the Indenture.
As required by Section 5.2(b) of the Vehicle Trust Agreement, the 2023-2 SUBI Certificate shall contain an express written waiver of any claim by any Holder to any proceeds or assets of the Vehicle Trustee and to all of the Trust Assets, including the UTI Assets, other than those from time to time included within the 2023-2 SUBI Portfolio as 2023-2 SUBI Assets and those proceeds or assets derived from or earned by such 2023-2 SUBI Assets.
2.4            Actions and Filings.  The UTI Beneficiary and the Vehicle Trustee at the written direction and expense of the Servicer, shall undertake all future actions and activities as may be deemed reasonably necessary by the Servicer pursuant to the Servicing Agreement to perfect (or evidence) and confirm the initial creation of and allocation of Trust Assets to the 2023-2 SUBI, including without limitation preparing UCC financing statements to be filed by the Servicer and executing and delivering all related filings, documents or writings as may be deemed reasonably necessary by the Servicer hereunder or under any other Basic Document.  The UTI Beneficiary hereby irrevocably makes and appoints each of the Vehicle Trustee and the Servicer, and any of their respective officers, employees or agents, as the true and lawful attorney‑in‑fact of the UTI Beneficiary (which appointment is coupled with an interest and is irrevocable) with power to sign on behalf of the UTI Beneficiary any financing statements, continuation statements, security agreements, mortgages, assignments, affidavits, letters of authority, notices or similar documents necessary or appropriate to be executed or filed pursuant to this Section.
2.5            Termination of the 2023-2 SUBI.
(a)            In connection with any purchase by the Servicer of the corpus of the Issuer pursuant to Section 2.19 of the Servicing Supplement, the succession of the Servicer to the interest in the 2023-2 SUBI represented by the 2023-2 SUBI Certificate, should all of the interest in the 2023-2 SUBI thereafter be held by the holder or holders of the UTI Certificates, whether by transfer, sale or otherwise, then upon the direction of such holders, the 2023-2 SUBI shall be terminated, the 2023-2 SUBI Certificate shall be returned to the Vehicle Trustee and canceled and the Servicer shall reallocate all 2023-2 SUBI Assets to the UTI.
(b)            Pursuant to the Indenture, upon the sale of the Trust Estate pursuant to Section 5.04 of the Indenture, the Indenture Trustee may direct the Issuer promptly to sell the Trust Estate, including the 2023-2 SUBI Assets (other than amounts on deposit in the

Distribution Accounts), in a commercially reasonable manner and on commercially reasonable terms.  In connection with any such sale, or the sale of the Trust Estate pursuant to Section 5.04 of the Indenture, the 2023-2 SUBI Assets shall be distributed at the direction of the Owner Trustee or the Indenture Trustee, as applicable, and the purchaser shall take delivery of such 2023-2 SUBI Assets.  The Vehicle Trustee and the other parties hereto shall reasonably cooperate with the Owner Trustee or the Indenture Trustee, as applicable, to cause the related 2023-2 Vehicles to be retitled, if applicable, as directed by the purchaser.  Following such sale, this Supplement shall terminate and the 2023-2 SUBI shall be terminated; provided however such termination shall affect the Vehicle Trust only insofar as such termination relates to the 2023-2 SUBI.  Such termination shall not entitle the legal representatives of the 2023-2 SUBI or any Holder of the 2023-2 SUBI Certificate to take any action for a partition or winding up of the Vehicle Trust or any Trust Assets except with respect to the 2023-2 SUBI Assets and the rights, obligations and liabilities of the parties hereto shall not otherwise be affected.  As set forth in Section 5.01 of the Indenture, promptly after the occurrence of any bankruptcy, insolvency or termination proceeding with respect to the Issuer, the Issuer shall give the Vehicle Trustee written notice of such event.  Pursuant to the Indenture, the proceeds of a sale of the 2023-2 SUBI Assets shall be distributed by the Indenture Trustee, as set forth in Section 5.04 of the Indenture.
2.6            Representations and Warranties of Vehicle Trustee.  The Vehicle Trustee hereby reaffirms, as of the date hereof, the representations, warranties and covenants set forth in Section 7.7 of the Vehicle Trust Agreement, on which the Grantors and UTI Beneficiary, each of their permitted assignees and pledgees and each Registered Pledgee and Holder or Related Beneficiary of the 2023-2 SUBI Certificate (and beneficial owner of any portion thereof, including the Issuer and the Trust Certificateholders) may rely; provided, however, that in lieu of the representations set forth in Section 7.7(e) of the Vehicle Trust Agreement, the Vehicle Trustee represents, warrants and covenants that the office where the Bank keeps its records concerning the transactions contemplated hereby is located at 100 White Clay Center, Suite 102, P.O. Box 6995, Newark, Delaware 19711.  For purposes of this Section, any reference in Section 7.7 of the Vehicle Trust Agreement to the Vehicle Trust Agreement shall be deemed to constitute references to the SUBI Trust Agreement.
2.7            Duties and Powers of Vehicle Trustee.
(a)            The Vehicle Trustee undertakes to perform such duties (and only such duties), take such actions (and only such actions) and refrain from taking such actions (and only such actions), as are expressly specified in this Supplement and the Vehicle Trust Agreement, or upon receipt of indemnity satisfactory to it for its fees and expenses, as may be directed, solely and exclusively, by the UTI Beneficiary in a manner, as evidenced by an opinion of counsel delivered to the Vehicle Trustee, not contrary to the terms of this Supplement or the other Basic Documents.
(b)            The Vehicle Trustee shall not be personally liable for (x) special, consequential or punitive damages, however styled, including, without limitation, lost profits, (y) the acts or omissions of any nominee, correspondent, clearing agency or securities depository through which it may hold the Vehicle Trust’s securities or (z) any losses due to forces beyond the reasonable control of the Vehicle Trustee, including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.
(c)            The Vehicle Trustee shall not be deemed to have knowledge of any fact or event, including any event of default, unless a responsible officer of the Vehicle Trustee has actual knowledge thereof or unless written notice of such fact or event is received by a responsible officer and such notice references the fact or event and the mere delivery of reports or other information to the Vehicle Trustee shall not constitute actual or constructive knowledge or notice of the contents thereof.
ARTICLE III - 2023-2 SUBI ACCOUNTS
3.1            2023-2 SUBI Collection Account.
(a)            With respect to the 2023-2 SUBI, pursuant to Section 8.02(c) of the Indenture, the Issuer has established with the Securities Intermediary and the Indenture Trustee will maintain, in the name of the Issuer, for the exclusive benefit of the holders of interests in the 2023-2 SUBI, the 2023-2 SUBI Collection Account.
(b)            Pursuant to the Indenture, deposits and withdrawals from the 2023-2 SUBI Collection Account shall be made pursuant to the instructions from the Servicer, as set forth in the Servicing Supplement and the Indenture.
(c)            Any transfer of funds to a Holder of the 2023-2 SUBI Certificate shall be made as directed pursuant to the Basic Documents.
3.2            Reserve Fund.  Pursuant to Section 8.02(a) of the Indenture, the Issuer has established (or has caused the Indenture Trustee to establish) with the Securities Intermediary and the Indenture Trustee will maintain the Reserve Fund.  Deposits and withdrawals from the Reserve Fund shall be made as directed pursuant to the Basic Documents, including Section 8.04(b) of the Indenture.  Pursuant to the Indenture, the Reserve Fund shall be under the sole dominion and control of the Indenture Trustee.
ARTICLE IV - 2023-2 SUBI PLEDGE
4.1            Registration of 2023-2 SUBI Pledge.
The parties hereto hereby acknowledge the Issuer’s pledge, assignment, and grant to the Indenture Trustee, for the benefit of the holders of the Notes, under the Indenture of a security interest in the 2023-2 SUBI Certificate together with all rights appurtenant thereto and proceeds thereof, to secure the Notes. The Vehicle Trustee hereby acknowledges such pledge, assignment, and grant of security interest, and the Vehicle Trustee agrees to cause the Indenture Trustee to be listed in the Certificate Register as the Registered Pledgee of the 2023-2 SUBI Certificate. The Issuer has caused the Vehicle Trustee to deliver the 2023-2 SUBI Certificate to the Indenture Trustee, as Registered Pledgee, who shall have the rights with respect thereto described herein and in the Indenture.

ARTICLE V - MISCELLANEOUS PROVISIONS
5.1            Amendment.
(a)            Subject to any applicable provisions of the Vehicle Trust Agreement, this Supplement (and, accordingly, the Vehicle Trust Agreement as it relates to the 2023-2 SUBI) may be amended by the parties hereto:
(i)        without the consent of the Holders; provided, that any such action will not, in the good faith judgment of the parties hereto, materially and adversely affect the interest of any Holder; and
(ii)        from time to time (including to change the manner in which the Reserve Fund is funded or to eliminate the Reserve Fund, or to change the remittance schedule for depositing SUBI Collections and other amounts into the 2023-2 SUBI Collection Account) upon receipt of the consent of the Noteholders holding at least a majority of the aggregate principal balance of the Notes and, to the extent affected thereby, the consent of Certificateholders holding at least a majority of the aggregate principal balance of the Certificates, for the purpose of adding any provision to, or changing in any manner the rights of the Notes or Certificates, provided however, that to the extent that any such amendment materially affects the UTI or any Other SUBI, the 2023-2 SUBI Certificate or the 2023-2 SUBI Assets, such amendment shall require the consent of at least a majority of the Holders affected thereby; in addition, to the extent that (A) such amendment shall increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections or payments in respect of the 2023-2 SUBI or the 2023-2 SUBI Certificate or distributions required to be made on any Securities or (B) reduce the percentage of the aggregate principal amount of Securities required to consent to any such amendment, any such amendment shall require the consent of all the Holders or holders of 100% of all outstanding Securities, as the case may be.
(b)            An Opinion of Counsel is required to be delivered to the Vehicle Trustee to the effect that after such amendment, for U.S. federal income tax purposes, the Vehicle Trust will not be characterized as an association or a publicly traded partnership, in either case taxable as a corporation.
(c)            Any amendment to this Supplement shall amend the Vehicle Trust Agreement only insofar as such amendment relates to the 2023-2 SUBI.
(d)            Any amendment to this Supplement shall be deemed not to materially and adversely affect the interests of any holder of Notes, if the Rating Agency Condition is satisfied.
(e)            The Vehicle Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects its rights, duties or immunities, under the SUBI Trust Agreement or otherwise.  Prior to executing any amendment to this Supplement, the Vehicle Trustee shall be entitled to receive and rely upon an Opinion of Counsel as contemplated by Section 10.1 of the Vehicle Trust Agreement.

Any amendment of the Vehicle Trust Agreement entered into after the execution of this Supplement shall be ineffective as to the 2023-2 SUBI and the rights, obligations, estates and entitlements of the 2023-2 SUBI Portfolio created thereby and each beneficiary of the 2023-2 SUBI, and each party to this Supplement, and the 2023-2 SUBI shall continue in effect in all respects as though such amendment to the Vehicle Trust Agreement had not been executed (including any amendment to Section 10.1(b) thereof) unless such amendment has been approved in writing by any Registered Pledgee (who will be considered to be the Indenture Trustee, acting at the direction of Noteholders holding at least a majority of the Outstanding Amount of the Notes or such other percentage of holders of the Notes specified in the Indenture as required to consent to a particular amendment or supplement), and otherwise by the Holder of the 2023-2 SUBI Certificate.  The Indenture Trustee shall be notified promptly of any amendments to this Supplement.
5.2            Governing Law.  This Supplement shall be created under and governed by and construed under the internal laws of the State of Delaware, without regard to any otherwise applicable principles of conflict of laws.
5.3            Notices.  The notice provisions of Section 10.3 of the Vehicle Trust Agreement shall apply equally to this Supplement.  A copy of each notice or other writing required to be delivered to the Vehicle Trustee pursuant to the SUBI Trust Agreement also shall be delivered to the Owner Trustee at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration; and to the Servicer at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677, Attention:  General Counsel.
5.4            Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Supplement (including any amendment hereto) shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Supplement, as the same may be amended, and shall in no way affect the validity or enforceability of the other provisions of the SUBI Trust Agreement or of the 2023-2 SUBI Certificate or the rights of the Holders or Registered Pledgees thereof.  To the extent permitted by applicable law, the parties hereto waive any provision of law that renders any covenant, agreement, provision or term of this Supplement, as the same may be amended, invalid or unenforceable in any respect.
5.5            Effect of Supplement on Vehicle Trust Agreement.
(a)            Except as otherwise specifically provided herein or unless the context otherwise requires, (i) the parties hereto shall continue to be bound by all provisions of the Vehicle Trust Agreement and (ii) the provisions set forth herein shall operate either as additions to or modifications of the extant obligations of the parties under the Vehicle Trust Agreement, as the context may require.  In the event of any conflict between this Supplement and the Vehicle Trust Agreement in respect of the 2023-2 SUBI, the provisions of this Supplement shall prevail.
(b)            For purposes of determining the obligations of the parties hereto under this Supplement with respect to the 2023-2 SUBI, except as otherwise indicated by the context, general references in the Vehicle Trust Agreement to (i) a SUBI Account shall be deemed to refer more specifically to a 2023-2 SUBI Account, (ii) the SUBI shall be deemed to refer more specifically to the 2023-2 SUBI, (iii) a SUBI Account shall be deemed to refer more specifically to the 2023-2 SUBI Collection Account, (iv) a SUBI Asset shall be deemed to refer more specifically to a 2023-2 SUBI Asset, (v) a SUBI Supplement shall be deemed to refer more specifically to this Supplement and (vi) a Servicing Supplement shall be deemed to refer more specifically to the Servicing Supplement.
(c)            Notwithstanding the foregoing, Section 5.6 of the Vehicle Trust Agreement shall not be applicable in connection with this Supplement.
5.6            No Petition.  Each of the parties hereto and each Holder of, or each Registered Pledgee of, by acceptance of the 2023-2 SUBI Certificate, or in the case of the Registered Pledgee, by acceptance of the pledge of such 2023-2 SUBI Certificate, hereby covenant and agree that prior to the date that is one year and one day after the date upon which all obligations and payments under the Securitized Financing have been paid in full, they will not (and, to the fullest extent permitted by applicable law, the Indenture Trustee shall not have the power to) institute against, or join any Person in instituting against any Holder, any Registered Pledgee, the UTI Beneficiary (and the general partner of the UTI Beneficiary that is a partnership, or the managing member of the UTI Beneficiary that is a limited liability company), the Vehicle Trustee, the Vehicle Trust, any Special Purpose Affiliate (and the general partner of any Special Purpose Affiliate that is a partnership, or the managing member of any Special Purpose Entity that is a limited liability company) that holds a beneficial interest in the Vehicle Trust, the Issuer, the Indenture Trustee, the Transferor or any Affiliate or beneficiary of the same, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any United States federal or state bankruptcy or similar law.  This Section shall survive the complete or partial termination of the SUBI Trust Agreement, the resignation or removal of the Vehicle Trustee under the SUBI Trust Agreement and the complete or partial resignation or removal of the Servicer.
5.7            Prohibited Directions.  As provided by Section 5.2(d) of the Vehicle Trust Agreement, none of the UTI Beneficiary, the holder of the 2023-2 SUBI Certificate or the Registered Pledgee shall direct the Vehicle Trustee (i) to take any action that would cause the 2023-2 SUBI Portfolio to be substantively consolidated into any Other SUBI Portfolio such that it will have its separate existence disregarded in the event of a bankruptcy of the UTI Beneficiary, the Vehicle Trust, or an Other SUBI or the UTI, (ii) to commingle any of the assets of the 2023-2 SUBI Portfolio with the assets of any Other SUBI Portfolio or the UTI Portfolio, (iii) to maintain the corporate, financial and accounting books and records and statements of the 2023-2 SUBI Portfolio, if any, in a manner such that they cannot be separated from those of any Other SUBI Portfolio or the UTI Portfolio, (iv) to take any action that would cause (a) the funds and other assets of the 2023-2 SUBI Portfolio, if any, not to be identifiable on the bank accounts, corporate records and books of account, if any, of the 2023-2 SUBI Portfolio and (b) the Vehicle Trust to pay, other than from the assets of the 2023-2 SUBI Portfolio, any obligations or indebtedness of any kind incurred by the 2023-2 SUBI Portfolio and payable by the Vehicle Trust pursuant to the SUBI Trust Agreement, (v) to maintain the assets and liabilities of the 2023-2 SUBI Portfolio so that they are not readily ascertainable from those of any Other SUBI Portfolio or the UTI Portfolio and subject to segregation (without requiring substantial time or expense to effect and account for such segregated assets and liabilities), (vi) to file a voluntary petition as a debtor under the federal bankruptcy code or any similar insolvency law or on behalf of the Vehicle Trust or the 2023-2 SUBI Portfolio or (vii) to take any actions with respect to the 2023-2 SUBI Portfolio except in its capacity as the Vehicle Trustee or Series Vehicle Trustee, as the case may be.  The Servicer shall have the right to take any action on behalf of the Issuer to enforce the foregoing provisions of this Section 5.7 for the benefit of the Issuer and of the Other SUBI Portfolios or the UTI Portfolio.
5.8            Trust Termination.  Notwithstanding Section 9.1(b) of the Vehicle Trust Agreement, the UTI Beneficiary shall not direct that the Vehicle Trust dissolve prior to payment in full of all amounts owed under the Vehicle Trust Agreement, the Trust Agreement and the Indenture and under any Securitized Financing in connection with an Other SUBI.
5.9            Third-Party Beneficiaries.  The Holder and Registered Pledgee of the 2023-2 SUBI Certificate (including the Issuer and the Indenture Trustee), and their respective successors, permitted assigns and pledgees are third-party beneficiaries of the Vehicle Trust Agreement and this Supplement, insofar as they apply to the 2023-2 SUBI.
5.10            Communications with Rating Agencies.   If the Vehicle Trustee shall receive any written or oral communication from any Rating Agency (or any of their respective officers, directors or employees) with respect to the transactions contemplated hereby or under the Basic Documents or in any way relating to the Notes, the Vehicle Trustee agrees to refrain from communicating with such Rating Agency and to promptly (and, in any event, within one Business Day) notify the Administrator of such communication.  The Vehicle Trustee agrees to coordinate with the Administrator with respect to any communication to a Rating Agency and further agrees that in no event shall the Vehicle Trustee engage in any oral communication with respect to the transactions contemplated hereby or under the Basic Documents or in any way relating to the Notes with any Rating Agency (or any of their respective officers, directors or employees) without the participation of the Administrator.
5.11            Waiver of Jury Trial.   EACH PARTY HERETO AND EACH HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SUPPLEMENT.
5.12            Electronic Signatures.         Each party agrees that this Supplement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Supplement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility to the fullest extent permitted by law.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Grantor and UTI Beneficiary, and the Vehicle Trustee have caused this Supplement to be duly executed by their respective officers as of the day and year first above written.
BMW MANUFACTURING L.P.,
  as Grantor and UTI Beneficiary

By:      BMW FACILITY PARTNERS, LLC,
      as General Partner

      By:
              Name:
              Title:

      By:
              Name:
              Title:
BNY MELLON TRUST OF DELAWARE, as Vehicle Trustee

By:
    Name:
    Title:

EXHIBIT A
SCHEDULE OF 2023-2 LEASES AND 2023-2 VEHICLES
[Omitted.  Copies on file with the Servicer and the Owner Trustee.]
A-1

EXHIBIT B
FORM OF 2023-2 SUBI CERTIFICATE
FINANCIAL SERVICES VEHICLE TRUST
2023-2 SPECIAL UNIT OF BENEFICIAL INTEREST CERTIFICATE
No. R‑___
evidencing a fractional undivided interest in all 2023-2 SUBI Assets (as defined below).
This 2023-2 Special Unit of Beneficial Interest Certificate does not represent an interest in or obligation of BMW Financial Services NA, LLC, BNY Mellon Trust of Delaware or any of their respective affiliates, except to the extent described below.
THIS CERTIFIES THAT ________________ is the registered owner of a nonassessable, fully‑paid, undivided interest in the 2023-2 SUBI Assets owned by Financial Services Vehicle Trust (the “Trust”).
The Trust was created pursuant to a trust agreement, dated as of August 30, 1995, as amended, supplemented or restated from time to time (the “Vehicle Trust Agreement”), among BMW Manufacturing L.P. (“BMW LP”), as grantor and initial beneficiary (in such capacities, the “Grantor” and the “UTI Beneficiary”, respectively), and BNY Mellon Trust of Delaware, formerly known as The Bank of New York (Delaware), as trustee (the “Vehicle Trustee”).
This certificate is a duly authorized 2023-2 SUBI Certificate, and is issued under and is subject to the terms, provisions and conditions of the Vehicle Trust Agreement and the 2023-2 vehicle trust supplement thereto, dated as of October 11, 2023 (the “2023-2 SUBI Supplement” and, together with the Vehicle Trust Agreement, the “SUBI Trust Agreement”).  To the extent not otherwise defined herein, capitalized terms used herein have the meanings assigned thereto in the SUBI Trust Agreement.  By acceptance of this 2023-2 SUBI Certificate, the Holder hereof assents to the terms and conditions of the SUBI Trust Agreement and agrees to be bound thereby.  A summary of certain of the pertinent provisions of the SUBI Trust Agreement is set forth below.
The assets of the Trust allocated to the 2023-2 SUBI will generally consist of (i) cash capital, (ii) the 2023-2 Leases and (iii) the 2023-2 Vehicles and all of the Trust’s rights thereunder, including the right to proceeds arising therefrom or in connection therewith.
Under the Vehicle Trust Agreement, from time to time the UTI Beneficiary may direct the Vehicle Trustee to issue to or upon the order of the UTI Beneficiary one or more certificates (each, a “SUBI Certificate”) representing a beneficial interest in certain specified Vehicles, Leases and related Trust Assets (such assets, the “SUBI Assets”).  Upon the issuance of the SUBI Certificates relating to the SUBI Assets, the beneficial interest in the Trust and the Trust Assets represented by the UTI shall be reduced by the amount of the Trust Assets represented by such SUBI Certificates.  This certificate evidences an interest in all 2023-2 SUBI Assets, was issued pursuant to the 2023-2 SUBI Supplement and represents a beneficial interest in the 2023-2 SUBI Assets.
The UTI and the 2023-2 SUBI shall each constitute a separate series of the Trust pursuant to Section 3806(b)(2) of the Statutory Trust Act for which separate and distinct records shall be maintained.  The 2023-2 SUBI Certificate and the interest in the 2023-2 SUBI represented thereby constitutes a “security” within the meaning of Section 8‑102(a)(15) of the UCC and a “certificated security” within the meaning of Section 8‑102(a)(4) of the UCC.
The 2023-2 SUBI Supplement may be amended by the parties thereto upon the terms and subject to the conditions set forth in the 2023-2 SUBI Supplement.
The Holder, by acceptance of this 2023-2 SUBI Certificate, and any Registered Pledgee, by acceptance of the pledge of this 2023-2 SUBI Certificate, covenants and agrees that prior to the date that is one year and one day after the date upon which all obligations under each Securitized Financing have been paid in full, it will not institute against, or join any other Person in instituting against any Holder, any Registered Pledgee, the UTI Beneficiary (and the general partner of the UTI Beneficiary that is a partnership, or the managing member of the UTI Beneficiary that is a limited liability company), the Vehicle Trustee, the Trust, any Special Purpose Affiliate (and the general partner of any Special Purpose Affiliate that is a partnership, or the managing member of any Special Purpose Affiliate that is a limited liability company) that holds a beneficial interest in the Trust, the Issuer, the Indenture Trustee, the Transferor or any Affiliate or beneficiary of the same, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceedings under any federal or state bankruptcy or similar law.  Such covenant shall survive the termination of the SUBI Trust Agreement, the resignation or removal of the Vehicle Trustee under the SUBI Trust Agreement or the complete or partial resignation of the Servicer.
The Holder hereof or owner of a beneficial interest herein hereby (i) expressly waives any claim it may have to any proceeds or assets of the Vehicle Trustee and to all of the Trust Assets, including UTI Assets, other than those from time to time included within the 2023-2 SUBI Portfolio as 2023-2 SUBI Assets and those proceeds or assets derived from or earned by such 2023-2 SUBI Assets and (ii) expressly subordinates in favor of the Holder of an Other SUBI Certificate or a UTI Certificate any claim to any assets of an Other SUBI or UTI Assets that, notwithstanding the waiver contained in clause (i), may be determined to exist.
The Vehicle Trustee shall keep the certificate register with respect to this 2023-2 SUBI Certificate, and the Holder of this 2023-2 SUBI Certificate shall notify the Vehicle Trustee of any change of address or instructions on the distribution of funds.
Upon the dissolution of the Trust with respect to the 2023-2 SUBI, the 2023-2 SUBI shall be terminated and the 2023-2 SUBI Certificates shall be returned to the Vehicle Trustee for cancellation.  Such a termination shall not effect a termination of the Trust or of any Other SUBI that is in existence at the time of such termination.
The Trust or the UTI may terminate upon the terms and subject to the conditions set forth in the SUBI Trust Agreement.

No SUBI or SUBI Certificate shall be transferred or assigned except to the extent specified in the SUBI Trust Agreement or in any related Supplement and, to the fullest extent permitted by applicable law, any such purported transfer or assignment other than as so specified shall be deemed null, void and of no effect under the SUBI Trust Agreement.  Notwithstanding the foregoing, the SUBI Certificate and the interest in the SUBI evidenced thereby may be (i) transferred, assigned or pledged to any Special Purpose Affiliate or (ii) transferred, assigned or pledged by the Related Beneficiary or a Special Purpose Affiliate to or in favor of (A) a trustee for one or more trusts or (B) one or more other entities, in either case solely for the purpose of securing or otherwise facilitating one or more Securitized Financings.
This 2023-2 SUBI Certificate shall be governed by and construed under the internal laws of the State of Delaware, without regard to any otherwise applicable principles of conflict of laws.
Unless this 2023-2 SUBI Certificate shall have been executed by an authorized officer of the Vehicle Trustee, by manual signature, this 2023-2 SUBI Certificate shall not entitle the holder hereof to any benefit under the SUBI Trust Agreement or be valid for any purpose.

IN WITNESS WHEREOF, BNY Mellon Trust of Delaware, as Vehicle Trustee of the Trust and not in its individual capacity, has caused this 2023-2 SUBI Certificate to be duly executed.
Dated:  __________, 2023
FINANCIAL SERVICES VEHICLE TRUST

By:        BNY MELLON TRUST OF DELAWARE,
          not in its individual capacity but solely as Vehicle Trustee

By:
        Name:
        Title:

FOR VALUE RECEIVED, the undersigned hereby sells, transfers and assigns unto ______________ the within 2023-2 SUBI Certificate, and all rights thereunder, hereby irrevocably constituting and appointing _____________ as attorney to transfer said 2023-2 SUBI Certificate on the books of the certificate registrar, with full power of substitution in the premises.
Dated:  _____________________

______________________________

By:
        Name:
        Title: